EXHIBIT 16.1

                                                             November 10, 2005



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549


Commissioners:

     I have read the statements made by Rocketinfo Inc. (formerly Zeppelin Energy, Inc.) (copy attached), which I understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K as part of the Company's Form 8-K report dated November 10, 2005. I agree with the statements concerning my Firm in such Form 8-K.

                                            Very truly yours,

                                            /s/ Mark Shelley, CPA